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                                                Filed Pursuant to Rule 424(B)(3)
                                                     Registration No. 333-130545

SUPPLEMENT
(TO PROSPECTUS SUPPLEMENT DATED JUNE 19, 2006

TO PROSPECTUS DATED MARCH 31, 2006)


                           $532,215,100 (APPROXIMATE)

                     MERRILL LYNCH MORTGAGE INVESTORS TRUST

                    MORTGAGE LOAN ASSET-BACKED CERTIFICATES,
                                SERIES 2006-HE3

      Notwithstanding anything to the contrary in the attached Prospectus Supplement, dated June 19, 2006 (the "Prospectus Supplement"):

      The definition of Stepdown Date on page S-133 of the Prospectus Supplement is hereby amended by replacing such definition in its entirety with the following:

STEPDOWN DATE                   means, the earlier of: (A) the first
                                Distribution Date on which the aggregate
                                Certificate Principal Balance of the Class A
                                Certificates has been reduced to zero; and (B) the later to occur of (1) the Distribution Date in July 2009 or (2) the first Distribution Date on which the Certificate Principal Balance of the Class A Certificates (after giving effect to distributions of the Principal Funds amount for such Distribution Date) is less than or equal to 54.90% of the aggregate Stated Principal
                                Balances of the Mortgage Loans.

All of the other portions of the Prospectus Supplement shall remain unchanged. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Prospectus Supplement.

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                  The date of this Supplement is June 30, 2006